SCHEDULE 14a (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant Filed by a Party other than the Registrant Check the appropriate box:
______  Preliminary Proxy Statement    _____  Confidential, For Use of the Com-
                                              mission Only (as permitted by
                                              Rule 14a-6(e)(2))
__X___   Definitive Proxy Statement
______   Definitive Additional Materials
______   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                AJAY SPORTS, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):
__X__  No fee required.
_____  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
  (1)  Title of each class of securities to which transaction applies:

  ----------------------------------------------------------------------------
  (2)  Aggregate number of securities to which transaction applies:
------------------------------------------------------------------------------

------------------------------------------------------------------------------
  (3) Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------
  (4)  Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------
  (5)  Total fee paid:

------------------------------------------------------------------------------
        Fee paid previously with preliminary materials:

------------------------------------------------------------------------------
       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
  (1)  Amount previously paid:

------------------------------------------------------------------------------
  (2)  Form, Schedule or Registration Statement no.:

------------------------------------------------------------------------------
  (3)  Filing Party:

------------------------------------------------------------------------------
  (4)  Date Filed:

------------------------------------------------------------------------------

                                Ajay Sports, Inc.
                            1501 E. WISCONSIN STREET
                            DELAVAN, WISCONSIN 53115

                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 29, 1998

                                                                  April 29, 1998

TO THE STOCKHOLDERS OF AJAY SPORTS, INC.:

The 1998 Annual Meeting of Stockholders of Ajay Sports, Inc., a Delaware corporation (the "Company") will be held at the Company's headquarters, 1501 E. Wisconsin Street, Delavan, Wisconsin, on Friday, May 29, 1998 at 11:00 a.m. Central Daylight Time, to consider and take action on:

    1. A proposal to amend the fourth paragraph of its Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the issued, outstanding, treasury and reserved shares of the common stock of the Company, on either the basis of one new share for each six shares or one new share for each eight shares, with the Board of Directors having the discretion to determine which ratio to use immediately prior to effecting the reverse stock split. Passage of this proposal requires the affirmative vote of a majority of the Company's outstanding shares entitled to vote on the proposal.

    2. The election of five directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

    3. Such other business as may properly come before the meeting or any adjournment(s) thereof.

The discussion of the proposals of the Board of Directors set forth above is intended only as a summary, and is qualified in its entirety by the information relating to the proposals set forth in the accompanying proxy statement. Only holders of record of Common Stock at the close of business on April 29, 1998 will be entitled to notice of and to vote at this annual meeting, or any postponements or adjournments thereof.

By Order of the Board of Directors:


Robert R. Hebard
Corporate Secretary


PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             Your vote is important

                                Ajay Sports, Inc.
                            1501 E. Wisconsin Street
                            Delavan, Wisconsin 53115

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 29, 1998

                                                                  April 29, 1998

This proxy statement is being furnished to Stockholders of Ajay Sports, Inc. (the "Company") in connection with a solicitation of proxies by the Board of Directors of the Company for use at the 1998 Annual Meeting of Stockholders and at any adjournments or postponements thereof. The meeting will be held at 11:00 a.m. Central Daylight Time at the Company's headquarters, 1501 E. Wisconsin Street, Delavan, Wisconsin 53115, on Friday, May 29, 1998. The proxy and proxy statement (the "Proxy Materials") will be first mailed to the Stockholders on or about May 7, 1998.

                              REVOCABILITY OF PROXY

If the enclosed proxy is executed and returned, it will be voted on the proposals as indicated by the Stockholder. The proxy may be revoked by the Stockholder at any time prior to its use by notice in writing to the Secretary of the Company, by executing a later dated proxy and delivering it to the Company prior to the meeting, or by voting in person at the meeting.

                                  SOLICITATION

In addition to solicitation by mail, the Company may use the services of its directors, officers and employees to solicit proxies, either personally, by telephone or facsimile, but at no additional salary or compensation. The Company will pay the costs of solicitation and will reimburse reasonably incurred out-of-pocket expenses to banks, brokers and other custodians, nominees and fiduciaries holding shares of record for others, in forwarding copies of the proxy materials to the beneficial owners of such shares.

                                VOTING SECURITIES

Holders of record of the Company's Common Stock, $.01 par value (the "Common Stock"), at the close of business on April 29, 1998 (the "Record Date") will be entitled to vote on all matters. On the Record Date, the Company had 23,274,039 shares of Common Stock outstanding. The holders of shares of Common Stock are entitled to one vote per share. One-third of the issued and outstanding shares of the Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the meeting. The proposal to amend the Company's Restated Certificate of Incorporation requires the affirmative vote of a majority of the Company's outstanding Common Stock entitled to vote on the matter. Directors are elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the Stockholders. As to any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter, because it has not received direction from the beneficial owner thereof, those shares will not be counted as voting on the particular matter.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information as to certain persons known by the Company to be the beneficial owner of more than five percent of the Common Stock, and securities owned by the Company's directors and executive officers named in the Summary Compensation Table below, individually, and executive officers and directors as a group, as of March 31, 1998. These stockholders have sole voting and investment power with respect to their holdings unless otherwise footnoted:

Name and Address of Beneficial           Amount and Nature of       Percent
Owner                                    Beneficial Ownership       of Class(1)
---------------------------------     --------------------------    -----------
Thomas W. Itin                        16,549,169 (2)(3)(5)(6)(9)      45.6%
7001 Orchard Lake Road, Suite 424
West Bloomfield, MI 48322

Williams Controls Industries, Inc.          15,228,520 (4)            43.3%
14100 SW 72nd Avenue
Portland, OR 97224

TICO                                        11,944,484 (5)            38.5%
7001 Orchard Lake Road, Suite 424
West Bloomfield, MI 48322

Acrodyne Profit Sharing Trust                2,773,471 (6)            10.8%
7001 Orchard Lake Road, Suite 424
West Bloomfield, MI 48322

Robert R. Hebard                              35,000 (7)               ***
7001 Orchard Lake Road, Suite 424
West Bloomfield, MI 48322

Enercorp, Inc.                               1,893,797 (8)             7.9%
7001 Orchard Lake Road, Suite 424
West Bloomfield, MI 48322

LBO Capital Corp.                            1,680,000 (9)             6.9%
7001 Orchard Lake Road, Suite 424
West Bloomfield, MI 48322

Robert D. Newman                             933,600 (10)              3.9%
215 4th Avenue North, P.O. Box 60
Baxter, TN 38544

Clarence H. Yahn                             634,100 (11)              2.6%
1501 E. Wisconsin Street
Delavan, WI 53115

Duane R. Stiverson                            92,600 (12)              ***
1501 E. Wisconsin Street
Delavan, WI 53115

Anthony B. Cashen                             20,000 (13)              ***
Lamalie Amrop International
200 Park Avenue, Suite 3100
New York, NY 10166

All  officers  and  directors  as a    18,113,255 (2)(3)(7)(10)       54.2%
group (6 persons)                                 (11)(12)(13)

***  Less than 1%
-------------

(1)Where persons listed on this table have the right to obtain additional shares of Common Stock through the exercise of outstanding options or warrants or the conversion of convertible securities within sixty days from March 31, 1998, shares of Common Stock issuable upon the exercise of such options or warrants or upon the conversion of the convertible securities have been counted as outstanding for the purpose of computing the percentage of Common Stock owned by such persons, but have not been counted as outstanding for the purpose of computing the percentage owned by any other person.

(2)Mr. Itin may be deemed to be a "control person" of the Company. Includes Common Stock and shares of Common Stock issuable upon the exercise of presently exercisable warrants and the conversion of presently convertible preferred stock beneficially owned by Mr. Itin's spouse and affiliates of Mr. Itin as follows:



    Entity                                   Shares   Description
    ----------------                      ---------   ---------------
    TICO                                  5,000,040   Common Stock
    First Equity Corporation                151,214   Common Stock
    Acrodyne Profit Sharing Trust         2,773,471   Common Stock and warrants
    LBO Capital Corporation               1,680,000   Common Stock and warrants
                                          ---------
                                          9,604,725
    TICO (12,500  shares of Series
    B preferred stock convertible
    at one share for 555.56 shares                    Series "B" Preferred Stock
    of Common Stock)                      6,944,444   conversion
                                         ----------
                                         16,549,169
                                         ==========

   Mr. Itin disclaims beneficial ownership of the securities owned by LBO Capital Corporation and First Equity Corporation in excess of his pecuniary interest. Mr. Itin's spouse owns an 80% equity interest in First Equity Corp., and Mr. Itin owns 56% of the outstanding common stock of LBO Capital Corp., a company with its common stock registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Itin is also chairman of the board and president of LBO Capital.

(3)Does not include 4,117,647 common shares and 11,110,873 options owned by Williams Controls, Inc. Mr. Itin is chairman of the board, president, chief executive officer, chief operating officer, treasurer and 26.7% beneficial owner of Williams Controls, Inc. Even though Mr. Itin is a director of Williams Controls, he abstains from voting on matters pertaining to the Company in meetings of the directors of Williams Controls.

(4) Includes 11,110,873 shares of Common Stock issuable upon the exercise of outstanding stock options. See "Certain Relationships and Related Transactions."

(5)Includes 6,944,444 shares of Common Stock issuable upon conversion of 12,500 shares of presently convertible Series B Preferred Stock, at a rate of 555.56 shares of Common Stock for every one share of preferred stock. TICO is a Michigan co-partnership of which Mr. Itin is the managing partner.

(6) Includes 1,597,000 shares of Common Stock issuable upon exercise of options. Mr. Itin is trustee and beneficiary of the Acrodyne Profit Sharing Trust.

(7) Does not include ownership of Enercorp, Inc. Mr. Hebard is the chairman and president of Enercorp.

(8)Includes the following Common Stock and shares of Common Stock issuable upon the conversion of presently convertible preferred stock owned by Enercorp, Inc., a Colorado corporation, with its common stock registered under Section 12(g) of the Exchange Act:

      Common Stock                                             1,864,706
       2,000 shares of Series C preferred stock,
          convertible at one preferred share for 14.5
          shares of Common Stock                                   29,091
                                                                ---------
                                                                1,893,797

(9)Includes 200,000 shares of Common Stock issuable upon exercise of warrants. LBO Capital Corporation is a Colorado corporation of which Mr. Itin is a 56% stockholder, chairman of the Board of Directors and president.

(10) Includes 100,000 shares of Common Stock issuable upon the exercise of outstanding stock options.

(11) Includes 450,000 shares of Common Stock issuable upon the exercise of outstanding stock options.

(12) Includes 42,500 shares of Common Stock issuable upon the exercise of outstanding stock options.

(13) Includes 10,000 shares of Common Stock issuable upon the exercise of outstanding stock options automatically granted under the 1994 Stock Option Plan.

No change in control of the Company has occurred since the beginning of the last fiscal year. Securities ownership by Williams Controls Industries, Inc. is reflected in the ownership table set forth above. In addition to this ownership interest, the Company and Williams Controls, Inc. and its subsidiaries, including Williams Controls Industries, Inc. (collectively "Williams"), are parties to a joint bank credit facility under which the Company and Williams have pledged substantially all of their assets to the bank. The Company has appointed Williams as the borrowing agent under this credit facility but Williams and the Company are jointly and severally liable to the bank under this joint bank credit facility. In addition, based on other obligations owed by the Company to another bank which have been guaranteed by Williams, the Company has granted a security interest in substantially all of its assets. The Company does not know of any other arrangements, the operation of which may, at a subsequent date, result in a change in control of the Company.


                        EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth, as of March 31, 1998, the names and ages of the Company's directors and executive officers, including all positions and offices held by each such person. These directors and officers are elected to hold office for one-year or until their respective successors are duly elected and qualified:


                                                       First Yr.
                                                       As Director
Name                       Position with Company       or Officer      Age
-------------------        ------------------------   ------------    ------

Anthony B. Cashen          Director                        1993        62
Robert R. Hebard           Corporate   Secretary   and     1989        45
                           Director
Thomas W. Itin             Chairman, CEO and President     1993        63
Robert D. Newman           Director                        1994        56
Duane R. Stiverson         Chief Financial Officer         1994        56
Clarence H. Yahn           Chief   Operating   Officer     1994        61
                           and Director

No arrangement exists between any of the above officers and directors pursuant to which any one of those persons were elected to any such office or position. Directors are elected to serve until the next meeting of Stockholders. Executive officers of the Company serve at the pleasure of the Board of Directors.

Mr. Hebard is the son-in-law of Mr. Itin, the Company's chairman. Other than that, there are no family relationships among the directors and executive officers of the Company.

Directors
Anthony B. Cashen:   Mr. Cashen has served as a director or the Company since
1993. For more than the past five years, Mr. Cashen has served as a managing partner or senior partner of Lamalie Amrop International, a publicly held management consulting and executive recruiting firm located in New York
City. He has served as secretary, treasurer and director of LBO Capital Corporation, a publicly held Company, since its inception. He currently serves as a director of Immucell Corp., a publicly held company. Previously, Mr. Cashen had been an officer and principal of the investment firms A.G. Becker, Inc. and Donaldson Lufkin and Jenrette, Inc. He received an MBA from the Johnson Graduate School of Management at Cornell University, and a Bachelor of Science degree from Cornell University.

Robert R. Hebard: Mr. Hebard has served as a director of the Company since 1989 and secretary of the Company since September 1990. From June 1993 to the present, he has been chairman of the board and president of Enercorp, Inc., a publicly traded business development company under the Investment Company Act of 1940, as amended. From June 1986 to January 1992, Mr. Hebard was first vice president and director of product management for Comerica Bank, and from February 1992 to October 1992 he was director of retail marketing for the merged Comerica / Manufacturers Bank. Mr. Hebard also currently serves as vice president of Woodward Partners Inc., a real estate development company in West Bloomfield, Michigan. From 1993 to the present, Mr. Hebard has served as chief executive officer of CompuSonics Video Corp., a publicly held company. He received an MBA from Canisius College and a Bachelor of Science degree from Cornell University.

Thomas W. Itin: Mr. Itin was elected chairman of the board and president of the Company in June 1993, and is the Company's largest single stockholder. Mr. Itin has been chairman, president, treasurer, chief executive officer and chief operating officer of Williams Controls, Inc. a publicly held company, from May 1993 to the present. From 1989 to May 1993, he held the titles of Chairman, Chief Executive Officer and Treasurer of Williams Controls. He has served as chairman of the board, chief executive officer and chief operating officer of LBO Capital Corp. since its inception. Mr. Itin has been chairman, president and owner of TWI International, Inc. since he founded the firm in 1967. Mr. Itin also has been the owner and principal officer of Acrodyne Corp. since 1962. He received a Bachelor of Science degree from Cornell University and an MBA from New York University.

Robert D. Newman: Mr. Newman became a director of the Company in August 1994. He has served as general manager of Leisure Life, Inc., a wholly owned subsidiary of the Company, since August 1994. Mr. Newman founded Leisure Life, Inc. in October 1990 and served as president from its inception until its purchase by the Company in August 1994. Mr. Newman was president and chief executive officer of Stone Mountain Millworks from 1985 to 1989. He served as director of product development for Gold Medal, Inc. from 1989 to 1990. Mr. Newman attended Northern Illinois University.

Clarence H. Yahn: Mr. Yahn became a director of the Company in September 1994, and has served as director of Ajay Leisure Products, Inc., a wholly-owned subsidiary of the Company, since September 1993 and as Ajay Leisure's president since January 1994. Mr. Yahn has served as the chief operating officer of the Company since January 1996. From December 1996 to the present, Mr. Yahn also serves as Executive Vice President of Williams Controls, Inc., responsible for the Company's Consumer Durables Group. In 1988, Mr. Yahn joined Gold Medal, Inc. as its president. Prior to joining Ajay Leisure Products, Mr. Yahn served as chief executive officer of Melnor, Inc. a consumer durables company from 1992 to 1993. He received a Bachelor of Science degree in mathematics and physics from the University of Wisconsin and received a master's degree in international business from the American Graduate School of International Management.

Non-Director Executive Officers
Duane R. Stiverson: Mr. Stiverson has been chief financial officer of Ajay Sports, Inc. since July 1994. Prior to joining the Company, Mr. Stiverson was the vice president of operations for VariQuest Technologies, Inc. and held that position from 1991 until he joined the Company in July 1994. From 1987 to 1990, Mr. Stiverson was vice president of materials for the Ambrosia Chocolate Company. From 1978 to 1987, he was the vice president of finance for Ambrosia, and from 1976 to 1978 was its controller. Prior to 1978, Mr. Stiverson held various controller and corporate finance positions with Bendix Corporation. Mr. Stiverson has a Bachelor of Science degree from the University of Nebraska and an MBA degree from Michigan State University.

Board of Directors Meetings
During the fiscal year ended December 31, 1997, the Board of Directors held four regular meetings and took action by written consent two times.

Committees of the Board
The Board of Directors maintains standing Audit, Compensation and Nominating Committees. The Audit Committee recommends to the board the appointment of independent auditors, reviews with the independent auditors the scope and results of the audit engagement and any non-audit services to be performed by the independent auditors. It monitors the Company's system of internal accounting controls and evaluates the independence of the independent auditors and their fees for services. The Compensation Committee monitors the Company's compensation policies and reviews and recommends to the board the salaries and bonuses of executive officers of the Company and the remuneration of the directors. The Compensation Committee also administers the 1994 Stock Option Plan. The Audit Committee consists of Mr. Hebard (chairman) and Mr. Cashen. The Compensation Committee consists of Mr. Cashen (chairman) and Mr. Hebard. The Nominating Committee searches for and evaluates potential candidates who would be considered as directors for the Company. The Nominating Committee consists of Mr. Cashen (chairman) and Mr. Hebard. It was constituted in 1997 but has not met. The Audit Committee and the Compensation Committee each met one time in fiscal 1997.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table
The following table sets forth information regarding compensation paid to the Company's chief executive officer for the three years ended December 31, 1997. Other than Mr. Yahn, the Company's chief operating officer, no other person who is currently an executive officer of the Company earned compensation exceeding $100,000 during any of those three years:

                                                                Long Term
                                                               Compensation
                                                Annual         Securities
                                             Compensation      Underlying
  Name and Principal Position      Year    Salary    Bonus     Options (# Shs.)
-----------------------------     -----    ------    ------    -----------------
Thomas W. Itin, CEO (1)            1997      $1        --            --
                                   1996      $1        --            --
                                   1995      $1        --            --

Clarence H. Yahn, COO (2)          1997   $117,502     --            --
                                   1996   $100,000     --         200,000
                                   1995   $104,875     --            --

(1) On June 21, 1993 Mr. Itin was elected chairman of the board, president, treasurer and director of the Company. Mr. Itin had an employment arrangement with the Company that expired on December 31, 1997. Under that arrangement, Mr. Itin received a salary of $1.00 per year for 1994, 1995, 1996 and 1997.

(2)On December 28, 1996, Mr. Yahn was granted options to purchase 200,000 shares of the Company's Common Stock.

The Company has no restricted stock or long-term incentive plans.

Options / SAR Grants

During 1997, no options or SARs were granted to the executive officers named in the Summary Compensation Table.

Aggregated  Option  Exercises  and Fiscal Year End Option Values

The table below summarizes options exercised during 1997 and year-end option values of the named executive officers listed in the Summary Compensation Table:

                                                  Number of Securities                  Value of
                                                  Underlying Unexerc'd                 Unexercised
                                                   Optns at Fiscal Yr.                In-the-Money
                                                        End (#)                     Options at Fiscal
                                                                                       Year End ($)
                                                  --------------------               ------------------
                  Shs Acq'd          Value
     Name         on Exercise ($)  Realized ($)        Exercisable  Unexercisable    Exercisable   Unexercisable
-------------     ---------------  ------------       ------------  -------------    ------------  -------------
Thomas W. Itin          0              0                    0             0                --            --
CEO
Clarence H. Yahn        0              0                 450,000       100,000             $0            $0
COO

Compensation of Directors
Currently, directors are not paid a fee for attending regular Board of Directors meetings. However, they are reimbursed for expenses incurred in attending such board meetings.

Under the 1994 Stock Option Plan, which was approved by the Company's Stockholders at the Annual Meeting in October 1994, the non-employee directors who are members of the Compensation Committee are to receive grants of 5,000 non-statutory stock options under the plan at each Annual Meeting. During 1997, no grants were made under the 1994 Stock Option Plan to members of the Compensation Committee.

Employment Contracts
The Company had an employment arrangement with Mr. Itin under which he served as the president and chief executive officer of the Company at a salary of $1.00 per year for the fiscal years ended December 31, 1994, 1995, 1996 and 1997. The Company's board and its Compensation Committee are discussing a new arrangement with Mr. Itin that would be effective January 1, 1998, the details of which, at this time, have not been finalized or approved by the board.

Board Compensation Committee Report on Executive Compensation The Compensation Committee of the Board of Directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Company's compensation philosophy is designed to achieve long-term growth in stockholder value. The Company's compensation policies are intended to attract, retain and motivate highly qualified executives who support a performance-oriented environment that rewards achievement based upon the Company's performance and the individual's contribution and performance. There are three main components in the Company's executive compensation program: base salary, annual bonus incentive and long-term incentive.

Base Salary. The base salary of each executive officer of the Company is measured against the median base pay level for positions with comparable functional responsibilities at companies with sales that are comparable in size to the Company's sales. Executive salaries are reviewed but not necessarily increased annually. Salary adjustments may be made by the Committee to recognize individual contribution and performance or to reflect an increased scope of responsibilities.

Annual Incentive. Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

The Company has implemented an annual incentive bonus, which provides executive officers and other key management employees the opportunity to earn annual incentive and performance bonuses. As a pay-for-performance plan, the annual incentive bonus is intended to motivate and reward executive officers and other key employees by directly linking the amount of any cash bonus to two performance components: (1) corporate and/or operating unit financial performance (specific measurements are defined each year and threshold and payout levels are established to reflect the Company's objectives); (2) management's overall assessment of the executive officer/key employee performance. These criteria are reviewed and approved by the Committee. Under the guidelines adopted by the Committee, executive officers are eligible to receive up to 25% of their salary as an annual bonus, depending on actual earnings performance compared to target earnings goals.

Long-Term Incentive. The Company utilizes stock options as a long-term incentive to reward and retain employees. The Committee believes that these programs serve to link management and stockholder interest and to motivate executive officers to make long-term decisions that are in the best interest of the Company and the stockholders. The Committee also believes that executive officers and other key employees should have significant ownership of the Company stock. As a group, executive officers, directors and affiliates own approximately 62% of the outstanding common stock.

The Committee believes that stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an equity owner in the business. Stock options are granted from time-to-time, generally on an annual basis, based upon recommendations from management and the Committee. In general, stock options vest over five years and employees must be employed by the Company in order to exercise the options. As the stock options are granted at the fair market value on the date of grant, the Company's stock options are tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases above the option grant price.

It is the opinion of the Committee that the aforementioned compensation program provides features that appropriately align the Company's executive compensation with corporate performance and the interest of its stockholders.

For the fiscal year ended December 31, 1997, the Company's Chief Executive Officer was paid $1.00, the base annual salary provided for under his employment arrangement with the Company and he did not receive a cash bonus for 1997 based on the Company's actual earnings performance. The Company's Chief Operating Officer was paid only the base annual salary, and he did not receive a cash bonus for 1997 based on the Company's actual earnings performance. Neither the Chief Executive Officer nor the Chief Operating Officer was granted any stock options during the fiscal year ended December 31, 1997.

Anthony B. Cashen, Chairman
Robert R. Hebard

Performance Graph
The graph below compares the percentage changes in the Company's cumulative stockholder return on its Common Stock for the five-year period ended December 31, 1997, with the cumulative total return for the Nasdaq Stock Market (US Companies) and a peer index of the Nasdaq Stocks - Dolls, Toys, Games, and Sporting and Athletic Goods companies.

                            CRSP Total Returns Index

----------------------------------------------------------------------------------------------------
 Legend              Indices                 12/31/92   12/31/93 12/31/94 12/31/95 12/31/96 12/31/97
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Company   Ajay Sports                          100.0        61.1     77.8     86.4     64.8     36.0
----------------------------------------------------------------------------------------------------
Market    Nasdaq Stock Market (US Companies)   100.0       114.8    112.2    158.7    195.2    239.6
----------------------------------------------------------------------------------------------------
Peer      Nasdaq  Stocks (SIC  3940-3949       100.0       126.8    102.6     98.3     61.0     54.1
Index     US Companies)-Dolls/Toys/Games
          /Sporting and Athletic Goods
----------------------------------------------------------------------------------------------------


              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") requires executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file, with the SEC, initial reports of beneficial ownership on Form 3, reports of changes in beneficial ownership on Form 4, and annual statements of changes in beneficial ownership on Form 5. Persons filing such reports are required under the regulations promulgated by the SEC pursuant to Section 16 to furnish the Company with copies of such reports. Based solely upon a review of the copies of the reports received by the Company during the fiscal year ended December 31, 1997, the Company believes that all reports were timely filed.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 11, 1997, the Company refinanced its bank debt through a $34,088,000 three-year revolving credit and term loan agreement with Wells Fargo Bank ("Wells"). This loan is a joint and several obligation of the Company and Williams, and Williams is the agent for all of the borrowers under the agreement. The proceeds from the Company's and Williams' borrowings under the Wells loan were used to repay the Company's and Williams' loans from the previous lender, US Bank, except for $2,340,000 which represents a bridge loan to the Company by US Bank. This bridge loan is guaranteed by Williams is to be repaid from the sale of assets and/or excess cash flow of Williams and/or the Company. This bridge loan is guaranteed up to $1,000,000 by the Company's president, Mr. Itin.

Since 1994, Williams has made loans and provided capital to the Company to assist the Company in meeting its financing requirements. In addition to $560,000 borrowed prior to closing, the Company borrowed $2,268,000 from Williams in order to close the loan with Wells. The Company granted Williams a security interest that is subordinate to the security interests of Wells and US Bank. The Company and Williams have agreed that this is a long-term investment. Accordingly, the obligation is reported as a long-term liability on the books and records of the Company. The Company's president is a guarantor of the Company's loan to Wells.

To compensate Williams for these and other services provided on behalf of the Company in 1997 and the prior three years, the Board of Directors of the Company agreed, on November 11, 1997, to reset the price at which Williams' stock options can be exercised to $.18 per share. Currently, Williams holds the following options to purchase Common Stock of the Company:


                                 Former Option   Current Option   Expiration
            Number of Options   Exercise Price   Exercise Price       Date
            -----------------   ---------------  ---------------  -------------
                4,717,219            $ .34            $.18       August 1, 1999
                3,487,447            $ .40            $.18       August 1, 1999
                2,906,207            $ .50            $.18       August 1, 1999

On November 11, 1997, the Board of Directors of the Company also agreed to modify the terms of the stock options and preferred stock held by Mr. Itin and entities related to him. This was done in consideration of loans made and personal guarantees given by Mr. Itin. The modifications included a reduction in the exercise price of all stock options and warrants held by Mr. Itin and entities related to him, including Acrodyne Profit Sharing Trust, TICO and LBO Capital Corporation from their former levels to a revised exercise price of $.18 per share. In addition, the board also agreed to adjust the preferred stock conversion ratio of the Series B preferred stock held by TICO. The number of common shares into which the Series B preferred stock was convertible was originally determined by dividing the face amount of the Series B preferred stock, $100 per share, by the then current price of Ajay's Common Stock, or $.34 per share. This resulted in a conversion ratio of 294.12 shares of Common Stock for every one share of Series B preferred stock. Based on the price of Ajay's Common Stock on or about November 11, 1997, the board agreed to adjust the conversion ratio of the Series B preferred stock from 294.12 shares of Ajay Sports' Common Stock for every one share of Series B preferred stock to 555.56 shares of Ajay Sports' Common Stock for every one share of Series B preferred stock, reflecting the Common Stock price of $.18 per share.

Williams had previously guaranteed the debt of the Company to the Company's previous lender, for which it charged the Company 1/2% per annum of the outstanding loan balance subject to the Guaranty. In connection with the July refinancing, the previous lender provided the Company $2,340,000 of bridge financing and Williams provided the Company with $2,268,000 at loan closing to repay the previous loan. The sources of repayment for the bridge loan are expected to be primarily derived from future expected financial transactions of Williams. Therefore, it is likely that the Company will need to borrow additional funds from Williams in the future to repay the bridge loan. Williams has also agreed to purchase approximately $1,000,000 of notes payable from the Company to affiliated parties which had provided loans to the Company to help it finance operations during the financial restructuring. Such notes payable have not yet been purchased.

The Company and Williams have structured a plan whereby the Company plans to obtain permanent bank financing independent of the joint Wells loan. Management of the Company believes this, along with an investment by Williams, would result in adequate working capital for the Company and eliminate any requirements for further advances or guarantees from Williams. The Company's management informed Williams that it has signed a proposal letter with a lender for an asset-based loan, which the Company's management, based on expected loan advance rates, would result in an approximately $2,000,000 shortfall of its projected working capital needs. Williams has indicated that it intends to invest up to $2,000,000 to provide the Company with adequate working capital.

First Equity Corp., a company that is 80% owned by the spouse of the Company's chairman, has made loans and currently holds demand notes from the Company in the amount of $748,000, as a result of loans made to the Company in 1996 and 1997. Enercorp, Inc., which owns Common Stock and Series C preferred stock in the Company and whose Chairman is a director of the Company, also holds a note in the amount of $200,000, payable by the Company on demand as the result of a loan made to the Company in a prior year.

Mr. Itin is, and at all time since 1994 has been, the chairman, president, treasurer, chief executive officer and chief operating officer of Williams, a publicly held corporation, and has been the chairman, chief executive officer, president and treasurer of the Company.


                                   PROPOSAL #1

   TO CONSIDER AND VOTE ON APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED,
            OUTSTANDING, TREASURY AND RESERVED SHARES OF COMMON STOCK

General
The Company's Board of Directors has adopted resolutions and the form of a proposed amendment to the Company's Restated Certificate of Incorporation as amended to date to effect a reverse stock split of the Company's issued, outstanding, treasury and reserved shares of Common Stock (the "Reverse Split") without affecting the par value of $.01 per share. The resolutions adopted provide for either a one-for-six reverse split or a one-for-eight reverse split in the discretion of the Board of Directors.

If the Reverse Split proposal is approved by the stockholders, the Board of Directors will be given the discretion to effect a reverse stock split of the Company's outstanding, treasury and certain reserved shares of Common Stock without further stockholder action, of either a one-for-six or a one-for-eight, or to effect no reverse stock split. See "Changes Affecting Capital Stock" below for the effect of the Reverse Split on reserved shares of Common Stock. The Board of Directors believes that this latitude is necessary, given the changing market price of the Common Stock, to increase the trading price of Common Stock to levels more acceptable to investors and the securities industry and increase the Company's ability to maintain its inclusion of the Common Stock on the Nasdaq SmallCap Market. If the trading price remains stable or continues to increase, a reverse stock split of one-for-six is more likely to be effected by the Board of Directors than a one-for-eight reverse stock split than if the trading price decreases.

In voting on this proposal, stockholders must either approve both Reverse Split ratios and, thereby, grant the Board of Directors the discretion to select one and abandon the other, or reject both Reverse Split ratios. If approved by the stockholders of the Company the Reverse Split would become effective as described under "Implementation of the Reverse Split" below. If no Reverse Split is effected before the next annual meeting of stockholders of the Company, the Board of Directors will take action to abandon both Reverse Splits pursuant to
Section 242(c) of the Delaware General Corporation Law (the "DGCL").

Reasons for the Reverse Split
The Board of Directors believes a Reverse Split is desirable for several reasons. In February 1998, new maintenance requirements for continued listing on the Nasdaq SmallCap Market became effective. These new maintenance requirements require a company to maintain, among other things, a minimum bid price of $1.00 per share. As of the date of this Proxy Statement, the Company is not in compliance with this requirement. The Reverse Split is intended to enable the Company to achieve a minimum bid price in excess of $1.00 per share. The Board of Directors believes that a Reverse Split may have the effect of increasing the market price per share of Common Stock and allowing the Common Stock to continue to be included on the Nasdaq SmallCap Market, although there can be no assurance that the market price of the Common Stock will rise in proportion to the reduction in the number of issued, outstanding, treasury and reserved shares resulting from a Reverse Split or that the post-Reverse Split market price of at least $1.00 per share can be achieved or maintained. If a Reverse Stock Split is not approved, it is unlikely that the Company's Common Stock will continue to be included in the Nasdaq SmallCap Market. The $1.00 minimum bid price is only one of a number of new Nasdaq maintenance requirements and, even if the Company achieves a minimum bid price of $1.00 or more, there can be no assurance that the Company will be able to meet the other requirements for continued inclusion on the Nasdaq SmallCap Market.

The Board of Directors has determined that continued listing of the Common Stock on the Nasdaq SmallCap Market would be in the best interest of the stockholders. If the Company's Common Stock were removed from the Nasdaq system, trading, if any, thereafter would be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq inclusion requirements, or in the "pink sheets." Market interest in the Common Stock most likely would decrease significantly because investors would find it more difficult to obtain accurate quotations for the price of the Common Stock either to purchase or dispose of the Common Stock. In addition, if the Company's Common Stock is removed from the Nasdaq system, it would be subject to certain "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. Consequently, removal of the Common Stock from the Nasdaq system, if it were to occur, could affect the ability or willingness of broker-dealers to sell the Common Stock and the ability of stockholders to sell their Common Stock in the market.

An increased bid price for the Company's Common Stock could also have other beneficial effects. Brokerage commissions for transactions involving low priced stocks are often higher than they would be for the same dollar value of securities that trade at higher stock prices. In addition, some brokers are reluctant to or will not recommend that their clients purchase lower priced stocks or will not make a market in such stocks. These practices may adversely affect the liquidity of the Common Stock and the ability of the Company to raise additional equity capital. The Board of Directors believes that additional interest in the Common Stock by the investment community is desirable and, if it occurs as a result of a Reverse Split, could result in a more stable trading market for the Common Stock.

Changes Affecting Capital Stock Neither the number of shares of capital stock authorized by the Company's Restated Certificate of Incorporation, as amended to date ("the Certificate") nor the par value will be altered by the Reverse Split. The Certificate authorizes the Company to issue up to 100,000,000 shares of $.01 par value Common Stock and 10,000,000 shares of $.01 par value preferred stock. As of the date of this Proxy Statement, the Company had outstanding 23,274,039 shares of Common Stock and 308,670 shares of preferred stock, consisting of 12,500 shares of Series B 8% Cumulative Convertible Preferred Stock and 296,170 shares of Series C 10% Cumulative Convertible Preferred Stock. In addition, the Company had 192,875 shares of Common Stock held in treasury, 815,833 shares of Common Stock issued and held in escrow for future delivery or cancellation, 17,491,570 shares of Common Stock reserved for issuance pursuant to grants of stock options under existing stock option plans and outstanding Common Stock options and warrants, and 11,252,371 shares of Common Stock reserved for issuance upon conversion of the outstanding preferred stock.

The Company's 1994 Stock Option Plan (the "1994 Plan") provides that the number of shares of Common Stock available for stock options, the number of shares of Common Stock covered by options granted under the 1994 Plan and the exercise price per share of the outstanding options shall be proportionately adjusted to reflect any decrease in the number of issued shares of Common Stock. Based on these provisions, the shares of Common Stock available for grant of stock options and the shares of Common Stock underlying outstanding stock options will be reverse split in same ratio as the outstanding shares of Common Stock and the exercise price of the outstanding stock options under the 1994 Plan will be proportionately adjusted to reflect the Reverse Split.

The Company's 1995 Stock Bonus Plan (the "Bonus Plan") also provides for proportionate adjustment of the shares of Common Stock covered by the Bonus Plan in the event of a Reverse Split. Based on these provisions, the shares of Common Stock covered by the Bonus Plan will be proportionately adjusted to reflect the Reverse Split.

The Certificates of Designations of Rights and Preferences related to the Series B and Series C classes of preferred stock each provide that the number of shares of Common Stock issuable upon conversion of the preferred shares shall be proportionately adjusted in the event of a stock split such as the Reverse Split. Based on these provisions the shares of Common Stock issuable upon conversion of these preferred shares will be proportionately adjusted to reflect the Reverse Split.

The 11,110,873 stock options held by Williams which are exercisable to purchase 11,110,873 shares of Common Stock for $.18 per share at any time on or before August 1, 1999 contain no anti-dilution provisions. Another 1,797,000 stock options are held by affiliates of the Company's President which are exercisable to purchase 1,797,000 shares of Common Stock for $.18 per share contain no anti-dilution provisions. Williams and these affiliates of the Company's President have agreed in writing to a proportionate adjustment of both the number of shares issuable upon exercise of these stock options and the exercise price to reflect the Reverse Split. See "Certain Relationships and Related Transactions" above for a more detailed description of these stock options.

If, and to the extent that the Company issues additional shares of Common Stock subsequent to the Effective Date of the Reverse Split, each stockholder's percentage ownership in the Company and proportionate voting power will be reduced.

Anti-takeover Implications of the Reverse Split The proposed Reverse Split will result in the Company's ability to issue additional shares of Common Stock since it will affect the issued, outstanding, treasury and reserved shares but not the number of shares of Common Stock authorized under the Certificate. Subject to its fiduciary requirements under the business judgment rule, the Board of Directors may authorize the issuance of additional shares of Common Stock without the need to obtain stockholder approval. To the extent additional shares are issued in this manner, the percentage interest of the stockholders and other reserved shares affected by the Reverse Split could be significantly reduced.

In addition, the power to issue a substantial number of shares of Common Stock following the Reverse Split could be used by incumbent management to make more difficult a change in control of the Company. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, additional shares of Common Stock could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid or to dilute the stock ownership of a person or entity to obtain control of the Company.

Despite such anti-takeover implications, the Reverse Split is not being proposed as a result of management's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management, or otherwise. Furthermore, the proposed Reverse Split is not a part of any plan by the Company's management to adopt a series of amendments to render a takeover of the Company more difficult.

Management does not presently intend to propose any anti-takeover measures in future proxy solicitations. Management is not aware of the existence of any provisions currently in the Certificate or Bylaws having any anti-takeover effects which would impose any burden in excess of requirements imposed by DGCL or federal law upon potential tender offerors or others seeking a takeover of the Company other than (a) blank check preferred stock provided for in the Certificate which could be used by the Board of Directors to delay or frustrate a change of control transaction, (b) provisions in the Certificate which limit the monetary liability of the Company's directors to its stockholders for breaches of their duty of care (but not for breaches of their duty of loyalty) and (c) provisions in the Certificate for indemnification of directors to the full extent permitted by the DGCL. In addition, the Company has entered into indemnification agreements with its directors. The availability of indemnification to directors for liability based upon their actions in choosing to issue shares in an attempt to resist takeover could influence a director in choosing whether to approve the issuance of Common Stock or preferred stock or in taking other actions to resist a takeover.

Implementation of the Reverse Split If the stockholders approve the proposed Reverse Splits, a Reverse Split will be effected only upon a determination by the Board of Directors that a Reverse Split is in the best interests of the Company and its stockholders. When making this determination, the Board of Directors, in its discretion, will select either the one-for-six or one-for-eight Reverse Split and the remaining alternative Reverse Split will be abandoned by the Board pursuant to Section 242(c) of the DGCL, without any further action by the stockholders of the Company.

The Reverse Split selected by the Board of Directors will be formally implemented by filing an amendment (the "Amendment") to the Certificate with the Secretary of State of the State of Delaware. The effective date (the "Effective Date") of the Amendment and, therefore, the Reverse Split, will be the date the Amendment is accepted for filing by the Delaware Secretary of State. On the Effective Date of the Reverse Split, automatically and without any further action on the part of the stockholders, certificates representing the pre-Reverse Split number of shares of Common Stock ("Old Shares") will be deemed to represent the number of post-Reverse Split shares of Common Stock ("New Shares"). The par value of the New Shares shall not be affected by the Reverse Split and shall continue to be $.01 per share.

The Reverse Split is expected to result in the issuance of fractional shares to the extent the number of Old Shares held by a stockholder is not evenly divisible by either six or eight, depending on the Reverse Split ratio ultimately selected by the Board of Directors. The provisions for the Reverse Split are contained in the Amendment, the form of which is included in this Proxy Statement as Exhibit A.

As soon as practicable after the Effective Date of the Reverse Split, the Company will send a letter of transmittal to each holder of record of Old Shares. Stockholders should not submit any certificates until requested to do so. The letter of transmittal will contain instructions for the surrender of certificate(s) representing the Old Shares to an exchange agent designated by the Company. Upon proper completion and execution of the letter of transmittal and return thereof to the exchange agent, together with the certificate(s) representing Old Shares and payment of the new certificate fee established by the exchange agent, a stockholder will be entitled to receive a certificate representing the number of New Shares. Stockholders will not be required to exchange their certificates representing Old Shares for new certificates representing New Shares and, until exchanged, certificates representing Old Shares shall be deemed to represent the corresponding number of New Shares.

With respect to the reserved shares affected by the Reverse Split, the Company will send to each person affected a notice of the proportionate adjustment and the number of New Shares reserved for their exercise or conversion and the adjusted exercise or conversion price, as applicable.

Federal Income Tax Consequences of the Reverse Split
The Company will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. The Company believes that because the Reverse Split will have the following federal income tax consequences:

1. A stockholder will not be required to recognize gain or loss as a result of the Reverse Split and that, in the aggregate, the stockholder's basis in the New Shares will equal his basis in the Old Shares.

2. A stockholder's holding period for the New Shares will be the same as the holding period of the Old Shares exchanged therefor.

3. The Company will not recognize any gain or loss as a result of the Reverse Split.

Miscellaneous
The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act.

Recommendation and Vote
The Board of Directors is of the opinion that the Amendment is advisable and in the best interests of the Company and its stockholders and recommends a vote "FOR" the approval of the Amendment.

                                   PROPOSAL #2
                              ELECTION OF DIRECTORS

The following five persons have been nominated for election as directors of the Company for a term of one year, until the election and qualification of their successors: Anthony B. Cashen, Robert R. Hebard, Thomas W. Itin, Robert D. Newman and Clarence H. Yahn. The directors listed constitute the entire Board of Directors. The persons named in the proxy intend to vote for Messrs. Cashen, Hebard, Itin, Newman and Yahn unless a Stockholder withholds authority to vote for any or all of these nominees. If any nominee is unable to serve or, for good cause, will not serve, the persons named in the proxy reserve the right to substitute another person of their choice as a nominee in his place. Each of the five nominees has agreed to serve if elected.

Vote Required
The nominees with the greatest number of affirmative votes will be elected in this election of directors.


                              FINANCIAL INFORMATION

A copy of the Company's 1997 Annual Report on Form 10-K, including audited financial statements, is being sent to Stockholders with this proxy statement.

                                  OTHER MATTERS

Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, it is the intention of the appointees named in the enclosed Form of Proxy to vote in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

Any Stockholder proposing to have any appropriate matter brought before the 1999 Annual Meeting of Stockholders, tentatively scheduled for May 30, 1999 must submit such proposal in accordance with the proxy rules of the SEC. All such proposals intended to be presented at the next Annual Meeting of Stockholders must be received at the company's offices at 7001 Orchard Lake Road, Suite 424, West Bloomfield, Michigan 48322-3608, Attention: Corporate Secretary, for receipt no later than January 4, 1999, to be considered for inclusion in the proxy statement for the 1999 meeting.

                       By Order of the Board of Directors:
                                Ajay Sports, Inc.

                      Robert R. Hebard, Corporate Secretary

PROXY                                                                     PROXY

                                AJAY SPORTS, INC.
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of AJAY SPORTS, INC. (the "Company") hereby constitutes and appoints Thomas W. Itin and Robert R. Hebard as proxies, each with the power to appoint his substitute, to appear and vote all of the shares of the Common Stock of the Company standing in the name of the undersigned at the 1998 Annual Meeting of Stockholders of AJAY SPORTS, INC. to be held at the Company's executive office, 1501 E. Wisconsin Street, Delavan, Wisconsin, on May 29, 1998, at 11:00 a.m. (CDT), and at any postponements or adjournments thereof, upon the following matters:

      1.To consider and approve a proposal to amend the fourth  paragraph of the
        Company's Restated Certificate of Incorporation, as amended, to cause a reverse stock split of the issued, outstanding, treasury and reserved shares of the common stock of the Company, on either the basis of one new share for each six shares or one new share for each eight shares, with the Board of Directors having the discretion to determine which ratio to use immediately prior to effecting the reverse stock split. Passage of this proposal requires the affirmative vote of a majority of the Company's outstanding shares entitled to vote on the proposal.
                        FOR _______      AGAINST _______     ABSTAIN _______

      2.  ELECTION OF DIRECTORS:
           FOR all nominees listed below, except as marked to the contrary
           Anthony B. Cashen       Robert R. Hebard      Thomas W. Itin
           Robert D. Newman        Clarence H. Yahn

           INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee's name above

           WITHHOLD AUTHORITY to vote for all nominees listed above

      3. To transact other such business as may properly come before the meeting or any adjournments thereof.

The Proxy, when properly signed and delivered, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the amendment to the Restated Certificate of Incorporation to effect a reverse stock split and FOR the election of directors. This proxy will be voted in accordance with the discretion of the proxies on any other business.

Please mark, date and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee, or in any other fiduciary capacity, please indicate your title. If the stock is held jointly, each joint owner must sign.
                Date: ____________________________________, 1998


                               ----------------------------------------------
                                                                    Signature
                               ----------------------------------------------
                                                   Signature (if jointly held)
                                      Address if different from that on label:

                               ----------------------------------------------
                                                               Street Address

                               ----------------------------------------------
                                                     City, State and Zip Code

                               ----------------------------------------------
                                                             Number of Shares

                 Please check if you intend to be present at the meeting ____